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                                                                    Exhibit 3.15

                            ARTICLES OF INCORPORATION

                                       OF

                         DYNAMIC BUSINESS SYSTEMS, INC.

                     ARTICLE I - NAME AND PRINCIPAL ADDRESS
                     --------------------------------------

     The name of the Corporation is Dynamic Business Systems, Inc. and the principal office and mailing address of the Corporation is 2665 St. Joseph Dr. W., Dunedin, FL 34698.

                ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT
                ------------------------------------------------

     The street address of the Corporations initial registered office in the State of Florida is 2665 St. Joseph Dr. W., in the City of Dunedin, County of Pinellas. The name of its initial registered agent at such address is Billy Eugene Young Jr.

                              ARTICLE III - PURPOSE
                              ---------------------

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of the State of Florida.

                     ARTICLE IV - AUTHORIZED SHARES OF STOCK
                     ---------------------------------------

     This Corporation is authorized to issue 10,000 shares of $0.10 par value common stock.

                         ARTICLE V - BOARD OF DIRECTORS
                         ------------------------------

     The business and affairs of the Corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation. This Corporation initially shall have one (1) Director. The number of Directors may be increased or diminished from time to time as provided for in the bylaws but shall never be less than one. The names and mailing addresses of each person who is to serve as an initial director until the

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first annual meeting of the stockholders or until a successor is elected and qualified, are as follows:

                 NAME                              MAILING ADDRESS
        -------------------------            --------------------------

         Billy Eugene Young, Jr.             2665 St. Joseph Drive West
                                             Dunedin, FL 34698

     In furtherance and not in limitation of the powers conferred by the laws of the State of Florida, the board of directors are expressly authorized to adopt, amend or repeal the bylaws of this corporation, subject to repeal or change by action of the shareholders.

                             ARTICLE VI - AMENDMENTS
                             -----------------------

     The Corporation reserves the right to amend and repeal any provision contained in these Articles of Incorporation, or any amendment thereto, and any night conferences upon the shareholders is subject to this reservation. All rights conferred are granted subject to this reservation.

                           ARTICLE VII - INCORPORATOR
                           --------------------------

     The incorporator is Billy Eugene Young, Jr., whose mailing address is 2665 St. Joseph Drive W., Dunedin, FL 34698.

                             ARTICLE VIII - DURATION
                             -----------------------

     This Corporation shall exist perpetually, commencing as of the date of acceptance and filing of these Articles by the Secretary of State of the State of Florida.

     THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the Laws of the State of Florida do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand and seal this __4__ day of ___April__, 1991.


                                              By:  /s/  Billy Eugene Young, Jr.
                                                 -------------------------------
                                                            Incorporator


                                       2

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                         ACCEPTANCE OF REGISTERED AGENT
                         ------------------------------

     Having been named to accept service of process for the above-named corporation at a place designated in these Articles of Incorporation, I hereby accept to act in this capacity, and agree to comply with the provisions of
Section 48.091, Florida Statutes, relative to keeping open said office for service of process.

     Dated this 4th day of April, 1991.


                                              By:  /s/  Billy Eugene Young, Jr.
                                                 -------------------------------
                                                         Registered Agent


                                       3

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                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

--------------------------------------------------------------------------------
                         Dynamic Business Systems, Inc.
--------------------------------------------------------------------------------
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number) being amended, added or deleted)

Article I, Section 1: The name Dynamic Business Systems, Inc, is hereby changed to Danka Management II Company, Inc.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

none

THIRD: The date of each amendment's adoption: February l0, 1999

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FOURTH: Adoption of Amendment(s) (CHECK ONE)

     [_] The amendment) was/were approved by the shareholders. The number of votes cast for the amendment) was/were sufficient for approval.

     [_] The amendment) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                 "The number of votes cast for the amendment(s) was/were sufficient for approval by___________________________________."
                                                     voting group

     [X] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     [_] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

     Signed this __10th__ day of ______February___________, 1999________.


Signature                     /s/ David P. Berg
          ----------------------------------------------------------------
            (By the Chairman or Vice Chairman of the Board of Directors,
             President or other officer if adopted by the shareholders)


                                       OR

                   (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)

                                  David P. Berg
--------------------------------------------------------------------------------
                              Typed or printed name


                           Director and Vice President
--------------------------------------------------------------------------------
                                      Title